EXHIBIT 5.1




                                                              August 28, 1997

Complete Management, Inc.
254 West 31st Street
New York, New York 10001

         Re:      Complete Management, Inc.
                  1995 Stock Option Plan
                  Consultant Options

Gentlemen:

         We have acted as Counsel to Complete Management, Inc., a New York corporation (the "Company") in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities Exchange Commission under the Securities Act of 1933, as amended to register the offering by the Company of 1,700,000 Common Shares par value $.001 per share (the "Common Shares") issuable upon exercise of options granted and to be granted under the Company's 1995 Stock Option Plan, as amended (the "Option Plan"), 245,000 Common Shares upon exercise of options granted to consultants and agents of the Company ("Consultant Options") and up to 30,000 Common Shares to be issued under the Bonus Share Plan.

         In this regard, we have reviewed the Certificate of Incorporation of the Company, as amended, resolutions adopted by the Company's Board of Directors, the Option Plan, the form of Options granted thereunder, the form of Consultant Options and the Bonus Share Plan and the Bonus Share Awards awarded thereunder, and such other records, documents, statutes and decisions as we have deemed relevant in rendering this opinion.

         Based upon the foregoing, we are of the opinion that the Common Shares issuable upon the exercise of the Consultant Options, the Common Shares issuable upon exercise of the options granted and to be granted pursuant to the Option Plan and the Common Shares to be issued under the Bonus Share Plan have been duly and validly authorized for issuance and when issued and delivered as contemplated by the Registration Statement will be legally issued, fully paid and non-assessable.

         We consent to the filing of a copy of this opinion as an exhibit to the Registration Statement. Members of this firm own an aggregate of 83,094 Common Shares.

                                Very truly yours,



                                /S/ Morse, Zelnick, Rose & Lander, LLP